Exhibit 99

Manning & Napier, Inc. Appoints Independent Director to the Company’s Board

FAIRPORT, NY, March 31, 2016 – Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today announced the appointment of Geoffrey Rosenberger to the Company’s Board of Directors. Mr. Rosenberger will serve as an independent director on the Audit, Nominating and Corporate Governance, and Compensation committees.

Manning & Napier’s Board of Directors is fully constituted with eight directors, five of which are classified as independent. Mr. Rosenberger replaces Richard Hurwitz, who stepped down from the board on December 31, 2015 due to expanded commitments at Tungsten plc where he serves as Chief Executive Officer.

Mr. Rosenberger, 62, possesses nearly 30 years of investment management experience. He began his career at Manning & Napier in 1976 before departing in 1984 when he co-founded Clover Capital Management, Inc. He served as Managing Director at Clover Capital until his retirement in 2004. He retained an equity stake in the firm until it was sold in 2008 to Federated Investors. Today, Mr. Rosenberger serves as Managing Member of Lily Pond Ventures, LLC, a personal holding company in addition to serving on several educational and corporate boards. He is currently the Lead Independent Director for Broadstone Net Lease, a real estate investment trust, as well as Director for The Greater Rochester Health Foundation.

Commenting on the appointment of Mr. Rosenberger, Patrick Cunningham, Chief Executive Officer of Manning & Napier, stated, “Geoff provides expertise in three important areas: investment management, corporate governance and firsthand knowledge of Manning & Napier’s investment philosophy that has remained consistent since the firm was founded. Geoff’s track record of entrepreneurial success at Clover Capital will provide an additional layer of operational expertise, while his association with a number of corporate and educational boards will ensure we continue to adhere to best in class corporate governance practices. We welcome Geoff to the board.”

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity, fixed income and alternative strategies, as well as a range of blended asset portfolios, such as life cycle funds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations Contact

Brian Schaffer

Prosek Partners

212-279-3115

bschaffer@prosek.com

Public Relations Contact

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

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